AMENDMENT TO THE
ADVISORS SERIES TRUST
AMENDED AND RESTATED CUSTODY AGREEMENT

THIS AMENDMENT dated as of the 13th day of March, 2015, to the Amended and Restated Custody Agreement, originally made and entered into as of June 6, 2006, amended and restated as of December 6, 2012, as amended (the “Agreement”),  is entered into by and between Advisors Series Trust, a Delaware statutory trust (the “Trust”), on behalf of its separate series listed on Amended Exhibit Q attached hereto (as amended from time to time), and U.S. Bank National Association, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into a Custody Agreement; and

WHEREAS, the parties desire to amend the fees of the Agreement; and

WHEREAS, Article XV, Section 15.2 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the following:

Amended Exhibit Q is hereby superseded and replaced with Amended Exhibit Q attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST	U.S. BANK, N.A.

By: /s/Douglas G. Hess	By: /s/ Michael R. McVoy

Name: Douglas G. Hess	Name: Michael R. McVoy

Title: President	Title: Senior Vice President

Amended Exhibit Q to the
Advisors Series Trust
Amended and Restated Custody Agreement

Name of Series                                                                                                           Date Added
WBI Absolute Return Balanced Fund
WBI Absolute Return Dividend Growth Fund
WBI Absolute Return Balanced Plus Fund                                                                                                    on or after March 16, 2013
WBI Absolute Return Dividend Income Fund                                                                                                 on or after March 16, 2013

Advisors Series Trust
FUND ACCOUNTING, FUND ADMINISTRATION, TRANSFER AGENCY,  PORTFOLIO COMPLIANCE, CUSTODY AND CHIEF COMPLIANCE OFFICER (CCO) SERVICES
FEE SCHEDULE
March 1, 2015 Services through February 28, 2017 Services

The following reflects the greater of the basis point fee/complex or minimum/fund.  This minimum and bpt schedule encompasses two classes with four funds.  Any additional classes or funds would need to be discussed.

___ bpts first $___
___ bpts next $___
___ bpts next $___
___ bpts next $___
___ bpts over $___

Subject to minimum of:

$___/Fund (includes two classes)

CPI will not be charged on this Fee Schedule.

Additional and Out-Of-Pocket Services Included in Annual Bpt Fee
Daily performance reporting (Fund Administration)
Advisor Information Source Web portal (Fund Administration and Accounting)
USBFS Legal Administration  - Legal administration (e.g., registration statement update), Does not include Edgar Fees

Activity Charges (Transfer Agent)
Manual Shareholder Transaction & Correspondence
Omnibus Account Transaction
Telephone Calls
Voice Response Calls
Daily Valuation/Manual 401k Trade
Out-Of-Pocket Expenses (Transfer Agent)
toll-free lines, call transfers, mailing, sorting and postage, stationery, envelopes, AML verification services, disaster recovery charges, record retention, lost shareholder search, ACH fees, Fed wire charges, NSCC activity charges, DST Charges, shareholder/dealer print out (daily confirms, investor confirms, tax, check printing and writing and commissions), voice response (VRU) maintenance, VRU Call Charges , Vision Inquiry charges, Vision ID Charges, cost basis reporting, short-term trader reporting, DST NSCC Charge per CUSIP, Report Source, Correspondence, Cost Basis Reporting, Standard Compliance Mailing Selects, FATCA, EConnect Delivery for Correspondence, and additional out-of-pockets at the time of this agreement.

Amended Exhibit Q (continued) to the Advisors Series Trust Amended and Restated Custody Agreement

Advisors Series Trust
FUND ACCOUNTING, FUND ADMINISTRATION, TRANSFER AGENCY,  PORTFOLIO COMPLIANCE, CUSTODY AND CHIEF COMPLIANCE OFFICER (CCO) SERVICES
FEE SCHEDULE
March 1, 2015 Services through February 28, 2017 Services

Transfer Agent Services and Out-Of-Pockets NOT Included in Annual Bpt Fee
FAN Web shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access (MFx Portal), recordkeeping application process, client dedicated line data access, programming charges, training, , Excessive Trader, 12b-1 aging, investor e-mail services, dealer reclaim services, shareholder performance statements, Same Day Cash Flow System, Real Time Cash Flow, money market fund service organizations, charges paid by investors, physical certificate processing, Jumbo pricing, expedited CUSIP setup, standard CUSIP Setup, Fund Source, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), Vision Electronic Statements, recordkeeping application access, programming charges, outbound calling and marketing campaigns, transfer agent training services, CTI reporting, Literature Fulfillment (Advisor Expense), Shareholder Call Review analysis. Service/data conversion, special reports, fulfillment (Advisor Expense), VRU Development, Vision transaction processing charges, travel, data communication and implementation charges, Specialized Programming, Omnibus Conversions, and Excess History.  Any Out-of-Pocket charges or additional services that were not present at the time of this agreement will be charged the current rate.

Custody, Fund Accounting, Fund Administration, and CCO Services and Out-Of-Pockets Not Included in Annual Bpt Fee

Custody portfolio transaction fees (Custody)
$___/book entry DTC transaction/Federal Reserve transaction/principal paydown
$___ /Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction.
$___ /short sale
$___ /option/SWAPS/future contract written, exercised or expired
$___ /mutual fund trade/Fed wire/margin variation Fed wire
$___ /physical transaction
$___ /Check disbursement (waived if U.S. Bancorp is  Administrator)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender exchange.

Out-Of-Pocket Expenses (Custody)
Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, and extraordinary expenses based upon complexity.
Additional Services (Custody)
Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
$___ /segregated account per year
No charge for the initial conversion free receipt.
Sub Advised Funds - $___ per custody account per year
Overdrafts – charged to the account at prime interest rate plus 2, unless a line of credit is in place
Pricing Services (Fund Accounting)
▪ $___ - Domestic Equities, Options, ADRs, Foreign Equities
▪ $___ - Domestic Corporates, Convertibles, Governments, Agencies, Futures, Options on Futures, Forwards, Currency Rates, Mortgage Backed
▪ $___ - CMOs, Municipal Bonds, Money Market Instruments, Foreign Corporates, Convertibles, Governments, Agencies,  Asset Backed, High Yield
▪ $___ - Interest Rate Swaps, Foreign Currency Swaps, Total Return Swaps, Total Return Bullet Swaps
▪ $___ - Bank Loans
▪ $___ - Swaptions
▪ $___ - Credit Default Swaps
▪ $___ per Month Manual Security Pricing (>25per day)

Amended Exhibit Q (continued) to the Advisors Series Trust Amended and Restated Custody Agreement

Advisors Series Trust
FUND ACCOUNTING, FUND ADMINISTRATION, TRANSFER AGENCY,  PORTFOLIO COMPLIANCE, CUSTODY AND CHIEF COMPLIANCE OFFICER (CCO) SERVICES
FEE SCHEDULE
March 1, 2015 Services through February 28, 2017 Services

Fair Value Services (Charged at the Complex Level)
▪  $___ per security on the First 100 Securities
▪  $___ per security on the Balance of Securities

NOTE: Prices above are based on using U.S. Bancorp primary pricing service which may vary by security type and are subject to change.  Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non- standard security type, such as CLOs and CDOs, which may result in additional fees.  All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.

Corporate Action Services
▪ $___ per Foreign Equity Security per Month
▪ $___ per Domestic Equity Security per Month

Factor Services (security paydown factor data)
▪ $___ per CMOs, Asset Backed, Mortgage Backed Security per Month

Third Party Administrative Data Charges (descriptive data for each security)
▪ $___ per security per month for fund administrative

Prices above are based on using U.S. Bancorp standard data pricing services and are subject to change.

Out-Of-Pocket Expenses (Fund Accounting and Fund Administration)
Including but not limited to, SWIFT processing, customized reporting, third-party data provider costs (including Bloomberg, S&P, Moody’s, Morningstar GICS, MSCI, Lipper, etc.), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses related to and including travel to and from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary) and CCO team travel related costs to perform due diligence reviews at advisor or sub-advisor facilities.

Additional Services (Fund Accounting and Fund Administration)
Available but not included above are the following services – additional legal administration (e.g., subsequent new fund launch), daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, electronic Board book portal (BookMark), and additional services mutually agreed upon.

CCO Annual Fees (Per Advisor Relationship/Fund)
$___/fund (subject to change based on Board review and approval)
$___/sub-advisor per fund

Quasar Fees
Please see Quasar’s fee schedule

Fees are billed monthly.

Amended Exhibit Q (continued) to the Advisors Series Trust Amended and Restated Custody Agreement
Multiple Series Trust  Supplemental WBI Funds
FUND ACCOUNTING, FUND ADMINISTRATION, TRANSFER AGENCY,  PORTFOLIO COMPLIANCE,  CUSTODY AND CHIEF COMPLIANCE OFFICER (CCO) SERVICES FEE SCHEDULE
March 1, 2015 Services through February 28, 2017 Services

Additional Services and Out-Of-Pockets Available (NOT INCLUDED IN ANNUAL BPT FEE)
Available but not included above are the following services:
Equity attribution, Daily compliance testing (Charles River), Section 15(c) reporting, Section 18 Compliance Testing, Electronic Board materials, Additional Legal Administration Services, FAN Web shareholder e-commerce,FAN Mail electronic data delivery, Vision intermediary e-commerce, Client Web data access (MFx Portal), client dedicated line data access, programming charges, training, Excessive Trader, 12b-1 aging, investor e-mail services, dealer reclaim services, shareholder performance statements, Same Day Cash Flow System, money market fund service organizations, charges paid by investors, literature fulfillment, physical certificate processing, Jumbo pricing, expedited CUSIP setup, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), Global Sub-Custodial Services,  and additional services mutually agreed upon.

Additional Legal Administration Services
▪	Subsequent new fund launch – $___ per project
▪	Subsequent new share class launch – $___ per project
▪	Multi-managed funds – as negotiated based upon specific requirements
▪	Proxy – as negotiated based upon specific requirements

Daily Compliance Services
▪	Base fee – $___ per fund per year
▪	Setup – $___ per fund group

Section 18 Compliance Testing
▪	$___ set up fee per fund complex
▪	$___ per fund per month

Section 15(c) Reporting
▪	$___ per fund per report – first class
▪	$___ per additional class report

Equity & Fixed Income Attribution Reporting
▪	Fees are dependent upon portfolio makeup, services required, and benchmark requirements.

Electronic Board Materials
▪	USBFS will establish a unique client board URL and load/maintain all fund board book data for the main fund board meetings and meetings for up to two separate committees
▪	Up to 10 non-USBFS users including advisor, legal, audit, etc.
▪	Complete application, data and user security – data encryption and password protected
▪	On-line customized board materials preparation workflow
▪	Includes web-based and local/off-line versions
▪	Includes complete initial and ongoing user training
▪	Includes 24/7/365 access via toll free number
▪	Includes remote diagnostics for each user, including firewall and network issues
▪	Triple server backup / failover
▪	Minimum $___ /year (includes 10 external users), $___ /year per additional user , $___ implementation/setup fee

Amended Exhibit Q (continued) to the Advisors Series Trust Amended and Restated Custody Agreement
SUPPLEMENTAL SERVICES Additional Global Sub-Custodial Services Annual Fee Schedule March 1, 2015 Services through February 28, 2017 Services

Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	____	$____	Malaysia	All	____	$____
Australia	All	____	$____	Mali	All	____	$____
Austria	All	____	$____	Malta	All	____	$____
Bahrain	All	____	$____	Mauritius	All	____	$____
Bangladesh	All	____	$____	Mexico	All	____	$____
Belgium	All	____	$____	Morocco	All	____	$____
Benin	All	____	$____	Namibia	All	____	$____
Bermuda	All	____	$____	Netherlands	All	____	$____
Botswana	All	____	$____	New Zealand	All	____	$____
Brazil	All	____	$____	Nigeria	All	____	$____
Bulgaria	All	____	$____	Norway	All	____	$____
Burkina Faso	All	____	$____	Oman
Canada	All	____	$____	Pakistan	All	____	$____
Cayman Islands*	All	____	$____	Peru	All	____	$____
Channel Islands*	All	____	$____	Philippines	All	____	$____
Chile	All	____	$____	Poland	All	____	$____
China“A” Shares	All	____	$____	Portugal	All	____	$____
China“B” Shares	All	____	$____	Qatar	All	____	$____
Columbia	All	____	$____	Romania	All	____	$____
Costa Rica	All	____	$____	Russia	Equities	____	$____
Croatia	All	____	$____	Russia	MINFINs	____	$____
Czech Republic	All	____	$____	Senegal	All	____	$____
Denmark	All	____	$____	Singapore	All	____	$____
Ecuador	All	____	$____	Slovak Republic	All	____	$____
Egypt	All	____	$____	Slovenia	All	____	$____
Estonia	All	____	$____	South Africa	All	____	$____
Euromarkets**	All	____	$____	South Korea	All	____	$____
Finland	All	____	$____	Spain	All	____	$____
France	All	____	$____	Sri Lanka	All	____	$____
Germany	All	____	$____	Swaziland	All	____	$____
Ghana	All	____	$____	Sweden	All	____	$____
Grece	All	____	$____	Switzerland	All	____	$____
Guinea Bissau	All	____	$____	Taiwan	All	____	$____
Hong Kong	All	____	$____	Thailand	All	____	$____
Hungary	All	____	$____	Togo	All	____	$____
Iceland	All	____	$____	Tunisia	All	____	$____
India	All	____	$____	Turkey	All	____	$____
Indonesia	All	____	$____	UAE	All	____	$____
Ireland	All	____	$____	United Kingdom	All	____	$____
Israel	All	____	$____	Ukraine	All	____	$____
Italy	All	____	$____	Uruguay	All	____	$____
Jamaica*	All	____	$____	Venezuela	All	____	$____
Japan	All	____	$____	Zambia	All	____	$____
Jordan	All	____	$____	Zimbabwe	All	____	$____
Kazakhstan	All	____	$____
Kenya	All	____	$____
Latvia	Equities	____	$____
Latvia	Bonds	____	$____
Lebanon	All	____	$____
Lithuania	All	____	$____
Luxembourg	All	____	$____

*	Additional customer documentation and indemnification will be required prior to establishing accounts in these markets.
**	Tiered by market value: <$___: __ bp, >$___ and <$___: .__bps; >$___: .__ bps.
**   Euromarkets - Non-Eurobonds:Surcharges vary by local market.

*Safekeeping and transaction fees are assessed on security and currency transactions.

Amended Exhibit Q (continued) to the Advisors Series Trust Amended and Restated Custody Agreement
SUPPLEMENTAL SERVICES Additional Global Sub-Custodial Services Annual Fee Schedule March 1, 2015 Services through February 28, 2017 Services

Base Fee - A monthly base fee per account (fund) will apply based on the number of foreign securities held.
▪	___ foreign securities: $___
▪	___ foreign securities: $___
▪	Over 50 foreign securities: $___
▪
Euroclear – Eurobonds only.  Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge.  In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.

▪	For all other markets specified above, surcharges may apply if a security is held outside of the local market.

Tax Reclamation Services: Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $__ per claim.

Out of Pocket Expenses
▪
Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

▪
A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.  Also, certain expenses are charged at a predetermined flat rate.

▪	SWIFT reporting and message fees.

Advisor’s Signature below acknowledges approval of the fee schedules on this Amended Exhibit Q.

WBI Investments, Inc.

By: /s/Donald R. Schreiber                                                                       Printed Name: Don R. Schreiber

Title: Chief Executive Officer                                                                   Date:  3/20/2015